U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FAIRYTALE VENTURES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	7900	26-0164981
(State or other jurisdiction of incorporation or organization)	(Standard Industrial Classification)	(IRS Employer Identification Number)

5155 West Tropicana, #1094 Las Vegas, NV 89103		Anusha Kumar 5155 West Tropicana, #1094 Las Vegas, NV 89103
(Name and address of principal executive offices)		(Name, address and telephone of agent for service)

Registrant's telephone number, including area code: (702) 885-3072

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  |__|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,590,000 shares	$0.0075	$11,925.00	$0.37

(1)	This price was arbitrarily determined by Fairytale Ventures, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
Marvin L. Longabaugh, Esq.
2245C Renaissance Drive, Las Vegas, Nevada 89119
Phone: (702) 967-6800 / Fax: (702) 967-6789

SUBJECT TO COMPLETION, Dated August 29, 2007

PROSPECTUS
FAIRYTALE VENTURES, INC.
1,590,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 1,590,000 shares of common stock offered through this prospectus. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We have, however, set an offering price for these securities of $0.0075 per share. This offering will expire on February 28, 2008 unless extended by the board of directors. The board of directors has discretion to extend the offering period for a maximum of an additional six months.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.0075	None	$0.0075
Total	$11,925.00	None	$11,925.00

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.0075 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: August 29, 2007

Page
Summary	5
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	6
If our marketing is not effective, our future growth and profitability will be doubtful.	6
If we are unable to identify and respond to consumer preferences in a timely manner, we will not be successful.	7
If we experience unfavorable publicity or consumer perception of our services or any similar services offered by other companies, our operating results and reputation could be adversely effected, resulting in decreased revenues.	7
Because we will operate in a highly competitive industry, our failure to compete effectively could adversely affect our revenues and growth prospects.	7
If we do not obtain additional financing, our business will fail.	8
If we are unable to generate significant revenues from our operations, our business will fail.	8
Because we have only recently commenced business operations, we face a high risk of business failure.	8
Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.	8
Because we plan to rely in part on franchisees to expand beyond our initial market, our growth and success may be affected if our franchisees cannot develop and finance their operations.	8
Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	9
Because our president, Ms. Kumar, currently owns 71.56% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Kumar are inconsistent with the best interests of other stockholders.	9
Risks Related To Legal Uncertainty	9
If we become subject to additional regulations on the operation and sale of franchises, our operating results may be adversely affected.	9
If we experience litigation and related adverse publicity, our reputation could be harmed and our ability to obtain insurance could become limited.	10
Because we do not have liability insurance, personal injury claims could hurt our business substantially.	10

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	10
If we are unable to enforce and maintain our trademarks, our ability to establish and maintain brand awareness could be materially adversely affected.	10
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	11
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	11
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
Forward-Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	12
Dilution	13
Selling Shareholders	13
Plan of Distribution	15
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	18
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	20
Organization Within the Last Five Years	21
Description of Business	21
Plan of Operations	28
Description of Property	30
Certain Relationships and Related Transactions	30
Market for Common Equity and Related Stockholder Matters	31
Executive Compensation	33
Financial Statements	35
Changes in and Disagreements with Accountants	36
Available Information	36
Dealer Prospectus Delivery Obligation	36
Indemnification of Directors and Officers	37
Other Expenses of Issuance and Distribution	38
Recent Sales of Unregistered Securities	38
Table of Exhibits	39
Undertakings	39
Signatures	40

Summary

Fairytale Ventures, Inc.

We were organized as a Nevada corporation on May 1, 2007. We are a development stage company preparing to offer unique “princess” tea parties and other themed birthday parties and special event parties for children. Our service will feature complete themed children’s parties, including food, costumes and props for the birthday child and guests, and other features and amenities. Ours will be a mobile party service that will stage the events in our customers’ homes or other venues of their choice. Our business plans to begin operations in the Las Vegas, Nevada area. Upon establishing brand recognition for our unique, Fairytale Parties on-site children’s party service, we plan to expand our operations to other metropolitan areas through the use of a franchise affiliate system.

We are now beginning to build our initial inventory of products and supplies and are preparing to design our initial marketing campaign.

Since we are in the development stage of our business plan, we have only earned $200 in gross revenues from operations as of July 31, 2007. As of July 31, 2007, we had $17,072 cash on hand and no current liabilities. Accordingly, our working capital position as of January 31, 2007 was $17,072. Since our inception through July 31, 2007, we have incurred a net loss of $153. We attribute our net loss to having insufficient revenues to offset our expenses.

Our fiscal year ended is July 31.

Our principal offices are located at 5155 West Tropicana, #1094, Las Vegas, Nevada 89103. Our resident agent is Anusha Kumar at 5155 West Tropicana, #1094, Las Vegas, Nevada 89103. Our phone number is (702) 885-3072.

The Offering

Securities Being Offered	Up to 1,590,000 shares of our common stock.
Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.0075 per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
5,590,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From inception May 1, 2007, to July 31, 2007 (Audited).
Cash	$17,072
Total Assets	$17,072
Liabilities	$1,000
Total Stockholder’s Equity	$16,072

Statement of Loss and Deficit	From inception May 1, 2007, to July 31, 2007 (Audited).
Revenue	$200
Loss for the Period	$153

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our common stock are not publicly traded. In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related To Our Financial Condition and Business Model

If our marketing is not effective, our future growth and profitability will be doubtfull.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of this marketing program and future marketing efforts that we undertake, including our ability to:

•	create greater awareness of our brand name and unique children’s experience;

•	identify the most effective and efficient level of spending ;

•	determine the appropriate creative message and media mix for marketing expenditures;

•	effectively manage marketing costs (including creative and media) in order to maintain acceptable operating margins and return on marketing investment;

•	select the right markets in which to market; and

•	convert consumer awareness into actual contacts and engagements.

If we are unable to identify and respond to consumer preferences in a timely manner, we will not be successful.

      We believe that our success depends in large part upon our ability to anticipate, gauge and respond in a timely manner to changing consumer preferences and trends. We cannot assure you that there will be a significant and continuing demand for our themed children’s party experience. A misjudgment of consumer preferences or trends could have a negative impact on our business, financial condition and results of operations.

The success of our new service will depend upon a number of factors, including our ability to:

•	anticipate customer needs;

•	innovate and develop new services and related products;

•	price our services competitively;

•	deliver our service competently and in a manner that satisfies the consumer; and

•	differentiate our service offerings from those of our competitors.

If we experience unfavorable publicity or consumer perception of our services or any similar services offered by other companies, our operating results and reputation could be adversely affected, resulting in decreased revenues.

We are highly dependent upon consumer perception regarding the desirability, safety and quality of our services, as well as any similar services which may be offered by other companies. A service may be received favorably, resulting in high revenues associated with that service that may not be sustainable as consumer preferences change.

Because we will operate in a highly competitive industry, our failure to compete effectively could adversely affect our revenues and growth prospects.

The market children’s products and services, especially experience-based luxury and entertainment services like ours, is highly sensitive to the introduction of new products and services which may rapidly capture a significant share of the market. Certain of our competitors may have significantly greater financial and marketing resources than we do. In addition, our competitors may be more effective and efficient in introducing new products and services. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

If we do not obtain additional financing, our business will fail.

We currently do not have any active operations and we have only nominal income at this time. Our business plan calls for expenses related to marketing, inventory, and other start-up costs related to our planned mobile children’s theme party service. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including our ability to show strong early revenues in our initial market. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

If we are unable to generate significant revenues from our operations, our business will fail.

If we are unable to generate significant revenues from our existing business or from any new business opportunities we may pursue, we will not be able to achieve profitability or continue operations.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just completed the preliminary plans for our service and have only begun to plan our initial marketing campaign and to locate the required inventory of props, costumes, gift items and other materials needed to commence our operations. As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 1, 2007, and to date have been involved primarily in organizational and early planning activities. We have only earned $200 in revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.

Prior to our earning significant revenues, we anticipate that we will incur increased operating expenses. We expect to incur continuing losses into the foreseeable future. Our accumulated deficit will continue to increase as we continue to incur losses. We may not be able to earn profits or continue operations if we are unable to generate significant revenues. There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we plan to rely in part on franchisees to expand beyond our initial market, our growth and success may be affected if our franchisees cannot develop and finance their operations.

We plan to rely in part on an affiliate franchise program for expansion beyond our initial market in the Las Vegas metropolitan area. We cannot be certain that any future franchisees we select will have the business acumen or financial resources necessary to operate successful franchises in their franchise areas, and state franchise laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate Fairytale party services in a manner consistent with our standards and requirements, or may not hire and train qualified personnel. The failure of franchisees to operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.

Because our president has only agreed to provide her services on a part-time basis, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Ms. Kumar, our president and chief financial officer, devotes 10 to 20 hours per week to our business affairs. We do not have an employment agreement with Ms. Kumar nor do we maintain a key man life insurance policy for her. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of Ms. Kumar, it is possible that Ms. Kumar may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Ms. Kumar, currently owns 71.56% of our outstanding common stock, investors may find that corporate decisions influenced by Ms. Kumar are inconsistent with the best interests of other stockholders.

Ms. Kumar is our president, chief financial officer and sole director. She currently owns 71.56% of the outstanding shares of our common stock. Accordingly, she will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Ms. Kumar may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

If we become subject to additional regulations on the operation and sale of franchises, our operating results may be adversely affected.

The sale of franchises is regulated by various states as well as the Federal Trade Commission. The Federal Trade Commission requires that we make extensive disclosures to prospective franchisees but does not require registration. A number of states require registration or disclosure in connection with franchise offers and sales. Additionally, several states have “franchise relationship laws” or “business opportunity laws” that limit the ability of franchisors to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreements. While we do not expect that our planned franchising operations will materially adversely affected by such existing regulations in the foreseeable future, we cannot predict the effect any future legislation or regulation may have on our business operations or financial condition.

If we experience litigation and related adverse publicity, our reputation could be harmed and our ability to obtain insurance could become limited.

We believe our success in the children’s party and entertainment business, where personal trust and parent referrals play a key role, will be directly related to our reputation and favorable brand identity. We may be subject to claims and litigation alleging negligence, inadequate supervision and other grounds for liability arising from injuries or other harm to children. Any litigation and/or adverse publicity concerning such incidents at one of our events, or at event conducted by any competitors offering similar services, could greatly damage our reputation and could have a severe adverse effect on our revenues and financial resources.

Because we do not have liability insurance, personal injury claims could hurt our business substantially.

 Currently, we do not have liability insurance. Since we do not have liability insurance, it is possible that personal injury or other claims and the resulting adverse publicity could negatively affect our business.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations. Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles. Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

If we are unable to enforce and maintain our trademarks, our ability to establish and maintain brand awareness could be materially adversely affected.

We have applied for registration of the name Fairytale Parties® with the United States Patent and Trademark Office. The success of our business strategy will depend in part on our continued ability to use our trademarks and service marks in order to increase brand awareness and further develop our branded service. If our efforts to protect our intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, either in print, on the Internet or through other media, the value of our brand may be harmed, which could have a material adverse effect on our business, including the failure of our brand and branded service to achieve and maintain market acceptance.

There can be no assurance that all of the steps we have taken to protect our intellectual property in the U.S. will be adequate.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,590,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 28.44% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.0075 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,590,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in an offering that was exempt from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933. The selling shareholders purchased their shares in an offering completed on July 27, 2007.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of July 31, 2007 including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4. the percentage owned by each upon completion of the offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,590,000 shares of common stock outstanding on January 31, 2007.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Connie Sherritt 5085 Sun Valley Drive Las Vegas, NV 89122	50,000	50,000	zero	zero
Dorothy Tindle 5085 Sun Valley Drive Las Vegas, NV 89122	50,000	50,000	zero	zero

Jason Moore 1100 Dumont Blvd., # 201 Las Vegas, NV 89169	50,000	50,000	zero	zero
Abby Widmer-Bryce 3815 Granite Way Wellington, NV 89444	50,000	50,000	zero	zero
John P. Dube 2627 Vicky Lane Minden, NV 89423	60,000	60,000	zero	zero
Michael T. Laxague 1383 Falstaff Gardnerville, NV 89410	50,000	50,000	zero	zero
Wesley J. Smith 550 Curtin Court Las Vegas, NV 89123	60,000	60,000	zero	zero
Jade Guzman 1100 Dumont Blvd. #201 Las Vegas, NV 89169	50,000	50,000	zero	zero
Dale W. Hill P.O. Box 98 Mesquite, NV 89024	60,000	60,000	zero	zero
Verna Ann Hall P.O. Box 98 Mesquite, NV 89024	60,000	60,000	zero	zero
Timothy A. Salois 11055 Blue Diamond Rd. Las Vegas, NV 89124	60,000	60,000	zero	zero
Rikki Hughes 2120 Ramrod Ave., # 1324 Las Vegas, NV 89014	60,000	60,000	zero	zero
Dacia Z. Lower 480 Columbia Pike Ave. Las Vegas, NV 89183	60,000	60,000	zero	zero
Jevon Lee 7413 W. Russell Rd. Bldg. 4, Apt. 120 Las Vegas, NV 89113	50,000	50,000	zero	zero
Everrett A. Smith 550 Curtin Court Las Vegas, NV 89123	50,000	50,000	zero	zero
Carolyn Delapaz 3883 Winter Whitetail St. Las Vegas, NV 89122	60,000	60,000	zero	zero
Michael F. Delapaz 3883 Winter Whitetail St. Las Vegas, NV 89122	60,000	60,000	zero	zero

Tanya Payne 2725 S. Nellis #2127 Las Vegas, NV 89121	50,000	50,000	zero	zero
Charles Cutes 4823 Boulder Hwy., Apt. 111 Las Vegas, NV 89121	60,000	60,000	zero	zero
Nellie Johnson 4821 Boulder Hwy., Apt. 2111 Las Vegas, NV 89121	50,000	50,000	zero	zero
Lois M. Kyriazis 91 Myrtle Beach Dr. Las Vegas, NV 89074	60,000	60,000	zero	zero
Troy Jennings 3101 Susan Dr. Pahrump, NV 89060	50,000	50,000	zero	zero
Shannon Harbour P.O. Box 294 Blue Diamond, NV 89004	60,000	60,000	zero	zero
Autum Bunker 2521 E. Ambush #A Pahrump, NV 89048	50,000	50,000	zero	zero
Jacqueline Carrasco 109 N. York Street Porterville, CA 93257	50,000	50,000	zero	zero
Sheila A. Rivera 1011 N. Verdergo Dr. Porterville, CA 93257	50,000	50,000	zero	zero
Quincy D. Giles 705 Miller Ave. North Las Vegas, NV 89030	50,000	50,000	zero	zero
Karter Putnam 6404 Cerromar Cir. Orangevale, CA 95662	80,000	80,000	zero	zero
Trinity Putnam 6404 Cerromar Cir. Orangevale, CA 95662	40,000	40,000	zero	zero

None of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.0075 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1. the market price of our common stock prevailing at the time of sale;
2. a price related to such prevailing market price of our common stock, or;
3. such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;
2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Our agent for service of process in Nevada is Anusha Kumar, 5155 West Tropicana, #1094, Las Vegas, Nevada 89103.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of July 31, 2007 are as follows:

Directors:

Name	Age
Anusha Kumar	28

Executive Officers:

Name	Age	Office(s)
Anusha Kumar	28	President, CEO, CFO, Treasurer, Secretary, Director

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Anusha Kumar is our President, CEO, CFO, Secretary, Treasurer and sole director. As President, Ms. Kumar is responsible for the day-to-day management of the Company.

Ms. Kumar holds a B.A. in psychology from the University of Nevada, Las Vegas and is currently a nursing student performing clinical rotations at Valley Hospital in Las Vegas, Nevada. Ms. Kumar has experience in the sales, childcare, banking, event planning, and administrative fields. Immediately prior to undertaking nursing studies, Ms. Kumar worked in the children’s mental health field, performing youth counseling and behavioral intervention services for a private foster care agency.

Ms. Kumar has not previously served as a director in any public company.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Anusha Kumar is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountant to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

3.	A verbal agreement with Anusha Kumar to provide us with office space, telephone answering and secretarial services in her home office for no charge during our first year of operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 31, 2007, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Title of Class	Name and address of beneficial owner	Number of Shares of Common Stock	Percentage of Common Stock (1)
Common Stock	Anusha Kumar 5155 West Tropicana, #1094 Las Vegas, Nevada 89103	4,000,000	71.56%
Common Stock	All Officers and Directors as a Group (one person)	4,000,000	71.56%

Common Stock	Other 5% Holders	None	None

(1)	The percent of class is based on 5,590,000 shares of common stock issued and outstanding as of July 31, 2007.

The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share and 10,000,000 shares of preferred stock. As of July 31, 2007, there were 5,590,000 shares of our common stock issued and outstanding. No preferred stock has been issued. Our shares are held by thirty (30) stockholders of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Marvin L. Longabaugh, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Moore & Associates, Chtd. has presented their report with respect to our audited financial statements. The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the

Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated on May 1, 2007, under the laws of the state of Nevada.

Ms. Anusha Kumar is our President, CEO, Secretary, Treasurer, and sole director.

Description of Business

History

We are a Nevada corporation, formed May 1, 2007.

We are a development stage company preparing to offer unique “princess” tea parties and other themed birthday parties and special event parties for children. Our service will feature complete themed children’s parties, including food, costumes and props for the birthday child and guests, and other features and amenities. Ours will be a mobile party service that will stage the events in our customers’ homes or other venues of their choice. Our business plans to begin operations in the Las Vegas, Nevada area. Upon establishing brand recognition for our unique, Fairytale Parties on-site children’s party service, we plan to expand our operations to other metropolitan areas through the use of a franchise affiliate system.

We are now purchasing our initial inventory and beginning to prepare our initial advertising campaign with the Las Vegas metropolitan area.

Products and Services

Children wait anxiously for their birthdays every year. They anticipate the day, their guests, and the presents that they will receive. What they anticipate the most, however, is what type of party they will have. Children, along with their parents, want a special party that everyone will enjoy and remember. Children desire a party of their dreams. They desire a Fairytale Party. Each Fairytale Party derives from the imagination and dreams of the birthday child. Fairytale Parties are customized and individualized, so that no two parties are identical. Best of all, your Fairytale Party comes to you at your location.

Families are too often consumed by impersonal, cookie-cutter parties like those hosted by costumed characters at pizza parlors. These types of events are hurried along in an assembly line manner, often leaving little time for the child to interact with her guests or even to open presents. In addition, she simultaneously shares her birthday with up to a hundred other children that are part of other assembly line style parties being held in the same room.

Fairytale Party designers help to bring the desires of each child together into a complete and special day; a day in which your child is the unique center of attention. Her party was chosen by her, planned by her, and reflects her own personal style.

Prior to the event, a Fairytale Party designer will meet with the parents and the child to visualize their dream party. A variety of party styles will be available to choose from:

Party Themes	Key Features
Fairytale Princess	Snow White, Sleeping Beauty, Cinderella, and friends. Wands, crowns, princess lessons
Barbie Fashion Party	Barbie, fashion dress-up, runway lessons
Rock Star Divas	Wild prints, sunglasses, dance lessons, karaoke
Hawaiian Luau	Grass skirts, flower leis, tiki torches, hula lessons, limbo contest
Garden Tea Party	Formal dresses, oversized hats, white gloves, etiquette lessons
Cheerleader Spirit Party	Cheerleader uniforms, pom-poms, megaphones, cheer practice, custom cheer for birthday child

Fairytale Parties include all decorations, food, beverages, games, goodie bags, and costuming tailored to the party theme of choice. This is primarily the responsibility of the Fairytale Party planner. The parents and birthday child, however, can be as active in the planning as they choose.

On the day of the event, the Fairytale Party designer and a party hostess will arrive prior to the party to decorate and set up games. They will remain for the event to welcome guests, help the children into their themed costumes, serve food, and run the games and activities. In addition, the designer and hostess will assist with the opening of gifts and part clean-up.

By way of illustration, the following is a summary description of a Fairytale Princess Party:

The party hostess and the designer arrive 1 ½ hours prior to the party. They place the hors d’oevres in the oven and begin to decorate the party room. They set up the tables and chairs, cover the tables with lace tablecloths and place vases of flowers on the table. The table is set with cups and tea pots filled with lemonade and iced tea. The food is set out and hot foods are placed in warming trays.

As the guests arrive, they are sent to a staging room to change into a princess gown and shoes of their choice. They choose a necklace, bracelets, and rings out of a large jewelry box and go to the make-up station. Each girl then gets her hair, make-up, and nails done and receives a special tiara to wear during the party.

Each guest chooses a princess name and is announced one-by-one to the parents and other guests as they show off their new look. A Polaroid picture is taken at this time and will be given to the guest as she departs.

The guests are seated at the table and are served their tea and lunch by the designer and the hostess. After lunch, the guests are given princess lessons. They learn to introduce themselves, to curtsey, and how to waltz.

Later, the guests work on a fun craft project. Each child is given a foam frame and princess foam stickers in order to make a picture frame that she had taken earlier in the party. During the craft, the birthday girl is seated on a special “princess throne.”

The cake is prepared and brought out to the child while the Birthday Song is sung by the guests. The child blows out her candles and the crafts are collected by the hostess. The cake is cut and distributed to the children.

While the guests are enjoying the cake, the designer puts together the picture frames and sets them by a princess treasure box near the exit of the venue. At this time, an announcement is made to open the gifts. The birthday girl is placed on a throne in an open area. The birthday guests line up with their gifts and present the gifts to the princess. The birthday girl’s parent announces the giver and the gift while the designer documents the gifts and givers for future thank you notes. After the birthday girl has opened a guest’s gift, the guest gets a princess wand as a souvenir. The guest can then choose to watch the opening of the other gifts or to change out of her costume and depart.

Upon departure, each guest will receive their princess picture frame with their photo in it and their choice of item out of the treasure box. Treasures can include such items as a small baby doll, a Barbie doll, a mini tea set, or similar items.

At the end of the event, the hostess helps the guests change out of their costumes and return their costume accessories. As the party concludes, the hostess and the designer finish with clean-up and depart.

Our pricing model for most types of events will feature a base price with certain included features, together with a list of available options and upgrades:

 Standard Party $200
•	Birthday girl + 10 guests (additional guests $10 each)
•	Small tiara for birthday girl
•	Tea, lemonade, and water served with tea pots and tea cups
•	Finger sandwiches (turkey, ham cheese); mini-quiches
•	Small individual cakes for birthday girl and cupcakes for guests
•	Special “throne” for the birthday girl
•	Dress-up session with make-up, nails, dresses, shoes, and jewelry
•	Fashion show with pictures for each guest

Upgrades
•	Dresses for purchase($15-$20 each)
•	Large tiara for princess and/or small tiaras for all guests ($10 each)
•	“Up-do’s” for all girls ($5 each)
•	Celebrity guest - Cinderella, Belle, Tinkerbelle, etc. ($50 - $100)
•	Gifts for each guest ($2 - $6 each)

Long Term Growth and Expansion

The future of Fairytale Parties includes growth beyond the Las Vegas metropolitan area through a franchise program that would provide training, party templates, supplies, and inventory in addition to the Fairytale Parties brand and the strength of cooperative advertising and promotion.

Eventually, we may expand beyond children’s theme parties and begin to offer other types of events such as bridal and baby showers, sweet 16 parties, as well as ladies’ teas and other events. In order to supplement or core mobile party service, we may also consider acquisition of a building for use as a party venue. In addition, we may believe that revenues and net profit per-event could be significantly enhanced through the addition of several follow-on services that are a natural extension of our core business, including:

•	more advanced catering
•	chair and table rental
•	decorative fountain rental
•	cotton candy / snow cone machines
•	inflatable jumpers
•	costumed characters

Competitive Business Conditions and Methods of Competition

The primary competition for our service will come from well-established chain venues offering the typical pizza party event familiar to any family with small children. We will offer a refreshing alternative to these standardized affairs by offering a unique and memorable experience for each birthday child.

There are currently several “princess” or “tea-party” type birthday party services in operation in most major U.S. cities. These services tend to be operated by local firms conducting the events in small, dedicated venues. In our opinion, the majority of these services offer an over-priced and excessively standardized product with too few available variations in party theme and with inflexible limits in the number of party guests due to space constraints. We plan to differentiate ourselves from these types of services by offering a mobile service that can conduct events in nearly any venue at a reasonable price. In addition, we will offer a wider array of themes and will work with our clients to create a customized experience that is superior to the available alternatives. We plan to build strong brand recognition for our Fairytale Parties service through a focused advertising campaign and strong word-of-mouth referral from our customers. Ultimately, we hope to expand through the use of a franchise affiliate program and to become the brand-name leader in our field.

Target Market and Marketing Methods

We plan to market the Fairytale Parties service to parents and families with children aged 3-12. For its initial marketing effort in the greater Las Vegas area, we envision a multi-faceted marketing plan using several channels to reach the target market for Fairytale Parties.

A.  Print Advertising

One of the most effective means for promotion of the Fairytale Parties service in its initial market will be through advertising in local publications that are geared toward our target demographic of middle and upper income families with young children.

Upon receipt of proper funding, we plan to promote our service in such publications as:

•  Las Vegas Life
•  Las Vegas Now
•  Las Vegas Homes & Design
•  Las Vegas Family
•  Southern Nevada Life
•  89123 Magazine and other Pinpoint publications

If we are successful in our long-term plan to begin expanding beyond the Las Vegas area to other metropolitan areas, we believe that advertising in publications like the following will be well- suited to helping build a national brand:

•  Woman's Day
•  Better Homes and Gardens
•  Family Fun
•  Lady's Home Journal

B. Radio

To the extent it is made feasible by future cash flows from operations and/or investment in the Company, we believe a series of targeted local radio ads may be extremely helpful in raising awareness of the Fairytale Parties service and its unique advantages. In any radio advertising effort, we would seek to target our efforts by buying air time on stations with a high proportion women listeners aged 20 to 45.

Compliance With Governmental Regulation

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally. Management is unaware of any existing or probable governmental regulations which would materially affect our business.

Employees

Our President, Anusha Kumar, is currently our only employee. Ms. Kumar devotes 10 to 20 hours per week to our business affairs. We do not have any full time employees.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We not have any subsidiaries.

Intellectual Property

The Company has applied to register the Fairytale PartiesTM trademark with the U.S. Patent and Trademark Office. We hope to build a unique brand identity under our mark, and to seek protection for such additional marks as may be created in connection with our planned expansion beyond childrens’ parties and into theme parties and events for adults and for guests of all ages.

Plan of Operations

Operating Budget

For the fiscal year beginning August 1, 2007, we plan to incur the following expenses:

Legal	$2,000.00
Accounting	$2,500.00
Advertising	$6,000.00
Inventory Acquisition	$2,000.00
Equipment and fixtures acquisition	$1,500.00
Office and related	$500.00
$14,500.00

The above budget includes general expenses necessary to operate our business for the next fiscal year and does not include foodstuffs, labor, and other consumable supplies and inputs related to each individual party event. This budget assumes that each of our Fairytale Parties will cause us to incur costs specific to the event that are less than the price received from the customer.

Business Goals For The Fiscal Year Beginning August 1, 2007

During the first and second quarters of our first full fiscal year, our primary goal will be to begin generating a steady flow of sales in the Las Vegas area. By the end of the third quarter, we hope to have achieved brand name recognition throughout the greater Las Vegas area and to have attained a more significant volume of sales through both referrals and the launch of our planned local advertising campaign. By the end of our first fiscal year, we hope to have designed our affiliate franchise program and to begin serious discussions with potential franchisees in at least one major metropolitan area outside of Las Vegas. The following is a schedule of our business development goals for the current fiscal year:

Time	Objective
• By end of second quarter	Conduct an average of 3 to 5 Fairytale Party events per week; gross revenues in excess of $3,500 per month
• By mid-late third quarter	Begin initial advertising campaign
• By end of third quarter / or early fourth quarter	Conduct an average of 8-10 Fairytale Party events per week; gross revenues in excess of $6,000 per month
• By end of fourth quarter	Complete design of affiliate franchise program; begin discussions with potential franchisees in at least one major metropolitan area outside of initial market in Las Vegas

Liquidity and Capital Resources

As of July 31, 2007, we had cash of $17,072 and working capital of $17,072. Our cash on hand will allow us to cover our anticipated expenses for the fiscal year beginning August 1, 2007, but will not be sufficient to fund operations beyond the current fiscal year and will not be sufficient to pay any significant unanticipated expenses. We currently do not have any operations and we have minimal income. We will require additional financing to sustain our business operations if we are not successful in earning substantial revenues within the fiscal year beginning August 1, 2007. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

We have not attained profitable operations and may be dependent upon obtaining financing to pursue our long-term business plan. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Results of Operations for Fiscal Year Ending July 31, 2007

We did not earned revenues of $200 from inception through the fiscal year ending July 31, 2007. We do not anticipate earning regular revenues until the end of the second quarter of the fiscal year beginning August 1, 2007. We are presently in the development stage of our business and we can provide no assurance that we will produce significant revenues from our services, or, if revenues are earned, that we will be profitable.

We incurred operating expenses in the amount of $353 from our inception on May 1, 2007, through the remainder of the fiscal year ending July 31, 2007. Our operating expenses from inception through January 31, 2007 consisted only of general administrative expenses. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the purchase of our initial stock of inventory and supplies, the preparation and launch of our initial marketing campaign and related activities and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Off Balance Sheet Arrangements

As of July 31, 2007, there were no off balance sheet arrangements.

Expected Changes In Number of Employees, Plant, and Equipment

We do not have plans to purchase any physical plant or any significant equipment or to change the number of our employees during the next twelve months.

Description of Property

We do not own or lease any real property.

Corporate Offices

Ms. Kumar works from her office located in her home.

Certain Relationships and Related Transactions

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

1.
On July 27, 2007, the Company borrowed $1,000 from its President, Anusha Kumar, under the terms of a Promissory Note of the same date. The Promissory Note payable to Ms. Kumar is due on July 31, 2009, accrues interest at 8% per annum until paid, and is unsecured.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock. There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of he rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty (30) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 55,900 shares as of the date of this prospectus, or;
2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anusha Kumar, CEO, CFO, President, Secretary-Treasurer, & Director	2007	0	0	0	0	0	0	0	0

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Anusha Kumar	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anusha Kumar	0	0	0	0	0	0	0

Director Compensation

Directors do not currently receive any compensation from the Company for their service as members of the Board of Directors. The compensation summarized above reflects the compensation each of our directors received in their capacities as executive officers of the Company.

Employment Agreements with Current Management

The Company presently not does have employment agreements with any of its current management and its management currently serves without compensation. The Company plans to develop a management compensation system when it becomes economically feasible.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Financial Statements

Index to Financial Statements:

1.	Audited consolidated financial statements for the fiscal year ended July 31, 2007 including:

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fairytale Ventures, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Fairytale Ventures, Inc. as of July 31, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception on May 1, 2007 through July 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fairytale Ventures, Inc. as of July 31, 2007 and the results of its operations and its cash flows from inception on May 1, 2007 through July 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $153 as of July 31, 2007 and has no established source of revenue which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 27, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

July 31, 2007
ASSETS

CURRENT ASSETS
Cash in bank	$17,072
Prepaid expenses	-

TOTAL CURRENT ASSETS	17,072

TOTAL ASSETS	$17,072

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-

TOTAL CURRENT LIABILITIES	-

LONG-TERM DEBT
Note payable related party	1,000

TOTAL LIABILITIES	1,000

STOCKHOLDERS' EQUITY
Preferred stock: $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	-
Common stock: $0.001 par value; 90,000,000 shares authorized, 5,590,000 shares issued and outstanding	5,590
Additional paid in capital	10,635
Accumulated deficit	(153)

TOTAL STOCKHOLDERS' EQUITY	16,072

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$17,072

The accompanying notes are an integral part of these financial statements.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
From Inception On May 1, 2007 through July 31, 2007

REVENUES	$200
COST OF SALES	-
GROSS MARGIN	200

OPERATING EXPENSES

General and administrative	353

TOTAL OPERATING EXPENSES	353

NET INCOME	$(153)

BASIC LOSS PER SHARE	$(0.00)

Weighted Average Shares Outstanding	5,590,000

The accompanying notes are an integral part of these financial statements.

 FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF EQUITY

	Common Stock		Additional Paid in	Accumulated	Total Stockholders'
	Shares	Amount	Capital	Deficit	Equity
Balance May 1, 2007	-	$-	$-	$-	$-

Contributed capital	-	-	300	-	300

Shares issued for cash at $0.001 per share	4,000,000	4,000	-	-	4,000

Shares issued for cash at $0.001 per share	1,590,000	1,590	10,335	-	11,925

Net loss for the period ended July 31, 2007	-	-	-	(153)	(153)

Balance July 31, 2007	5,590,000	$5,590	$10,635	$(153)	$16,072

The accompanying notes are an integral part of these financial statements.

 FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS

From Inception On May 1, 2007 through July 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(153)

Adjustments to reconcile net income to net cash provided by operating activities:
Contributed expenses	300
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	-
Increase (decrease) in accounts payable	-

NET CASH PROVIDED BY OPERATING ACTIVITES	147

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment purchased	-

NET CASH (USED) BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from common stock issued	15,925
Increase in notes payable-related parties	1,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	16,925

NET INCREASE IN CASH	17,072

CASH - Beginning of period	-

CASH - End of period	$17,072

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:
Interest	$-
Income taxes	$-

NON CASH FINANCING ACTIVITIES:	$-

The accompanying notes are an integral part of these financial statements.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007
1. Summary of Significant Accounting Policies

Nature of Business

Fairytale Ventures, Inc. (the Company) was incorporated in the State of Nevada on May 1, 2007. The Company is engaged in the principal business activity of providing on-location themed birthday parties and other special event parties for children. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of July 31, 2007.

	(Loss) (Numerator)	Shares (Denominator)	Basic (Loss) Per Share Amount
For the Period Ended	$(153)	5,590,000	$(0.00)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Comprehensive Income
The Company has no component of other comprehensive income. Accordingly, net income equals comprehensive income for the periods ended July 31, 2007.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of July 31, 2007.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Income Taxes
The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109
Requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

	July 31, 2007
Income tax expense at statutory rate		$52
Common stock issued for services		-0-
Valuation allowance		(52)
Income tax expense per books	$	$ -0-

Net deferred tax assets consist of the following components as of:

	July 31, 2007
NOL Carryover		$52
Valuation allowance		(52)
Net deferred tax asset	$	$ -0-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis
The basis is accounting principles generally accepted in the United States of America. The Company has adopted a July 31 fiscal year end.

Inventory
The Company accounts for inventory of raw materials and finished goods on a cost basis. The inventory is maintained on a first in- first out (FIFO) basis.

Stock-based compensation.
As of July 31, 2007, the Company has not issued any share-based payments to its employees.

The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Recent Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

1. Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)
In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer’s financial assets that meets the requirements for sale accounting; a transfer of the servicer’s financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity’s fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company’s financial condition or results of operations.

FAIRYTALE VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2007

2. COMMON STOCK
On May 14, 2007, the Company received $4,000 from its founders for 4,000,000 shares of its common stock. On June 22, 2007, the Company completed an unregistered private offering under the Securities Act of 1933, as amended, relying upon the exemption from registration afforded by Rule 504 of Regulation D promulgated there under. The Company sold 1,590,000 shares of its $0.001 par value common stock at a price of $0.075 per share for $11,925 in cash.

3. RELATED PARTY TRANSACTIONS
The Company has recorded expenses paid on its behalf of $300 by related parties as a contribution to capital.

The Company has a note payable to a shareholder for $1,000. The note payable is due on July 31, 2009, accrues interest at 8% per annum and is unsecured.

4. GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $153 as of July 31, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosures

We have had no changes in or disagreements with our accountants on accounting and financial disclosures.

Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee		$0.37
Federal Taxes	$	zero
State Taxes and Fees	$	zero
Transfer Agent Fees		$450
Accounting fees and expenses		$3,000
Legal fees and expenses		$2,500
Total		$5,950.37

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales of Unregistered Securities

We closed an issue of 4,000,000 shares of common stock on May 14, 2007 to Anusha Kumar, our president, CEO, CFO, and sole director. Ms. Kumar acquired these shares in exchange for $4,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed an offering of 1,590,000 shares of our common stock at a price of $0.0075 per share to a total of twenty-nine (29) purchasers on July 27, 2007. The total amount we received from this offering was $11,925. The identity of the purchasers from this offering is included in the selling shareholder table set forth above. We completed the offering pursuant Rule 504 of Regulation D of the Securities Act of 1933.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Marvin L. Longabaugh, Esq., with consent to use
23.1	Consent of Moore & Associates, Chtd.

Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada, on August 29, 2007.

FAIRYTALE VENTURES, INC.

By:	/s/ Anusha Kumar
Anusha Kumar
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anusha Kumar as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Anusha Kumar Anusha Kumar President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Director August 29, 2007